UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2008

VIPR INDUSTRIES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

33-128	47-0777141
(Commission File Number)	(IRS Employer Identification No.)

First Canadian Place
100 King Street W. 37th Floor
Toronto, Ontario, Canada M5X-1C9

 (Address of principal executive offices and zip/postal Code)

(416) 644-8648

(Registrant's telephone number including area code)

(416) 352-5218

(Registrant's fax number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS
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Forward Stock Split
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On May 1st, 2008, the Board of Directors of VIPR Industries Inc. (the "Company") declared a forward stock split and filed for approval with Nasdaq. The Company received approval on May 8, 2008 to be effective May 16, 2008. The forward stock split was on a 1.5 for 1 basis on both the Company's authorized issued and outstanding $0.001 par value common stock ("Common Stock"). Approval of the Registrant’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. Every holder of record of the Corporation's Common Stock, as of May 16, 2008 (the "Record Date"), shall be entitled to .5 additional shares of the Corporation's Common Stock for each share of Common Stock held. Any fractional shares shall be rounded up to the nearest whole number. There shall be no change in par value of the Corporation's Common Stock, which shall remain at $0.001. All shareholders of the Corporation's Common Stock, as of the Record Date, will be issued .5 additional shares of Common Stock for each share owned. The additional shares will be issued in the name as they appear of record, unless specific instructions are provided, including any stock power .

As a result of the 1.5 for 1 forward stock split, the Corporation shall have 28,310,573 post forward-split shares of Common Stock issued and outstanding instead of 18,873,715 pre forward-split shares.

The Company's CUSIP number and stock symbol will not change as a result of the forward stock split.

The forward stock split was effected in anticipation of future initiatives, which includes the anticipated near term filing for a listing on the National Association of Securities Dealers Over-the-Counter Bulletin Board (OTC: BB).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPR Industries Inc. (Registrant)

Date: May 12, 2008	By:	/s/ Mike Gerstner
Mike Gerstner
President, CEO